UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2024

Premier, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36092	35-2477140
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of principal executive offices) (Zip Code)

(704) 357-0022

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	PINC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Premier, Inc. (the “Company”) is reporting that Leigh Anderson, the Company’s Chief Operating Officer, informed the Company on December 2, 2024, that he will resign from the Company effective December 31, 2024. Mr. Anderson is resigning after more than 11 years with the Company to pursue other personal and professional interests, and based on his age and years of service will qualify for retirement benefits under certain Company compensation and benefit plans.

In connection with Mr. Anderson’s resignation, the Company and Mr. Anderson have entered into a Master Consulting Services Agreement dated December 2, 2024, and to be effective January 1, 2025 (the “Anderson Consulting Agreement”), pursuant to which Mr. Anderson will provide consulting services to obtain his support for the transition of the leadership of the Company’s Performance Services operations, support of Digital Supply Chain solutions, and assistance with other business needs as reasonably requested by the Company. Pursuant to the Anderson Consulting Agreement, Mr. Anderson will provide such services for three months (or more, if mutually agreed) following his resignation in exchange for a fixed fee of $50,000 per month, with an expectation that he would be available up to three days per week during the consulting period in accordance with the Company’s needs, and subject to the Company’s early termination right should the Company determine that Mr. Anderson is unable to perform the services under the Anderson Consulting Agreement, or should Mr. Anderson breach any non-competition or other restrictive covenants in the Anderson Consulting Agreement or in his existing employment agreement. Except as described herein, no changes have been made to Mr. Anderson’s compensation arrangements in connection with his pending resignation.

The foregoing is a summary description of the terms and conditions of the Anderson Consulting Agreement and is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On December 3, 2024, the Company issued a press release announcing the management changes described in Items 5.02 and 8.01 of this report. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, or incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

The Company is reporting that the Company’s Board of Directors has appointed David Zito to serve as the Company’s President, Performance Services effective December 6, 2024. In this role, Mr. Zito will report to the Company’s President and Chief Executive Officer and will be responsible for the Company’s Performance Services business, including the continued development and growth of the Company’s technology businesses as well as the Company’s consulting practice.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Master Consulting Services Agreement dated December 2, 2024 between Premier Healthcare Solutions, Inc. and Leigh Anderson.

99.1	Press release of Premier, Inc. dated December 3, 2024.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

By:	/s/ Michael J. Alkire
Name: Michael J. Alkire
Title: President and Chief Executive Officer

Date: December 3, 2024